UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Cascade Microtech, Inc. Annual Meeting of Shareholders held on May 10, 2013, the Company’s shareholders (i) elected two directors; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2013; (iii) approved an amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan; (iv) approved the Cascade Microtech, Inc. 2013 Employee Stock Purchase Plan; (v) approved, as a non-binding advisory vote, the Company’s named executive officer compensation; and (vi) approved, as a non-binding advisory vote, the frequency of holding future advisory votes on named executive officer compensation. Set forth below are the voting results for each of these proposals.

Proposal 1.	Election of Directors to serve three-year terms:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Dr. William R. Spivey	10,264,312	46,026	2,652,446
Eric W. Strid	10,272,504	37,834	2,652,446

Proposal 2.	Ratification of KPMG LLP as Independent Registered Public Accountant for the Year Ending December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,916,265	42,459	4,060	-

Proposal 3.	Approval of an amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,860,786	36,412	413,140	2,652,446

Proposal 4.	Approval of the Cascade Microtech, Inc. 2013 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,140,064	12,194	158,080	2,652,446

Proposal 5.	Approval, as a non-binding advisory vote, the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,869,589	24,827	415,922	2,652,446

Proposal 6.	Approval, as a non-binding advisory vote, the frequency of holding future advisory votes on named executive officer compensation:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
10,017,557	400	33,837	258,544	2,652,446

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2013		CASCADE MICROTECH, INC. (Registrant)

	By:	/s/ JEFF KILLIAN
Jeff Killian
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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